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                      [Letterhead of Arthur Andersen LLP]

                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 18, 1999 (except with respect to the matters discussed in Note 25, as to which the date is February 15, 1999) included in Heller Financial, Inc.'s Form 10-K/A for the year ended December 31, 1998 and to all references to our firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Chicago, Illinois
February 9, 2000